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                                                                    EXHIBIT 4.25

                              CERTIFICATE OF TRUST
                                       OF
                                 CENTEX TRUST I

     THIS CERTIFICATE OF TRUST of Centex Trust I (the "TRUST"), dated as of November 9, 2000, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is "Centex Trust I".

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

                            [Signature Page Follows]



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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                     CHASE MANHATTAN BANK USA,
                                      NATIONAL ASSOCIATION, as Delaware Trustee


                                     By: /s/ John J. Cashin
                                         ---------------------
                                     Name:  John J. Cashin
                                     Title: Vice President


                                     THE CHASE MANHATTAN BANK,
                                     as Property Trustee


                                     By: /s/ John G. Jones
                                         ---------------------
                                     Name:  John G. Jones
                                     Title: Vice President


                                     Lawrence Angelilli
                                     as Regular Trustee

                                     /s/ Lawrence Angelilli
                                     -------------------------